UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[ X ] Preliminary Information Statement
[     ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)
[     ] Definitive Information Statement

CORUMEL MINERALS CORP.
(Name of Registrant as Specified In Its Chapter)

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Preliminary Copy
CORUMEL MINERALS CORP.
(a Nevada corporation)

INFORMATION STATEMENT
Date first mailed to stockholders: May  , 2006

575 Madison Avenue, 10th Floor
New York, New York
10022-2511
(Principal Executive Offices)

We are not asking you for a proxy and you are requested not to send us a proxy.

Item 1. Information Required by Items of Schedule 14A.

a.	Introduction.

This Information Statement has been filed with the Securities and Exchange Commission and is being mailed or otherwise furnished to the registered stockholders of Corumel in connection with the prior approval by the board of directors of Corumel, and receipt by the board of approval by written consent of the holders of a majority of Corumel’s outstanding shares of common stock, of a resolution to,

1.
elect Chris Roth, Didier Llinas, Dr. Zoran Djuric, Dr. Stephan Rietiker, Edward Jack Martin, and Dr. Darvie Feninson as directors of Corumel Minerals Corp. to hold office until the next annual meeting of shareholders or until they resign or their successor has been elected and has qualified;

2.	ratify and approve the appointment of Russell Bedford Stefanou Mirchandani, LLP, Certified Public Accountants, as Corumel Minerals Corp.’s independent auditors;

3.
amend Article 1 of the Articles of Corumel Minerals Corp. by changing the name of Corumel Minerals Corp. to “Prospero Minerals Corp.”, or, if the new name is unacceptable to the applicable regulators having jurisdiction over the affairs of Corumel Minerals Corp., to any such other name that is approved by the board of directors in its sole discretion; and

4.
amend Article 3 of the Articles of Corumel Minerals Corp. by increasing the authorized capital from 100,000,000 shares to 300,000,000 shares of which 290,000,000 shares will be common stock with a par value of $0.001 per share and 10,000,000 shares will be preferred stock with a par value of $0.001 per share.

(collectively, the “Resolutions”).

Section 78.320 of the Nevada Revised Statutes and the By-laws of Corumel provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action.

On May 4, 2006, the board of directors of Corumel approved and recommended the Resolutions. Subsequently, the holders of a majority of the voting power signed and delivered to Corumel written consents approving the Resolutions, in lieu of a meeting. Since the holders of the required majority of shares of common stock have approved the Resolutions, no other votes are required or necessary and no proxies are being solicited with this Information Statement.

Corumel has obtained all necessary corporate approvals in connection with the Resolutions and your consent is not required and is not being solicited in connection with the approval of the Resolutions. This Information Statement is furnished solely for the purpose of informing stockholders in the manner required under the Securities Exchange Act of 1934 of these corporate actions before they take effect.

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The Resolutions will not become effective until (i) 21 days from the date this Information Statement is first mailed to the stockholders, or, (ii) such later date as approved by the board of directors, in its sole discretion. The Certificate of Amendment will be filed with the Secretary of State of Nevada and is expected to become effective on or about June 7, 2006.

This Information Statement is dated May   , 2006 and is first being mailed to stockholders on or about May ____, 2006. Only shareholders of record at the close of business on May 3, 2006 are entitled to notice of the Resolutions and to receive this Information Statement.

Reasons for the Amendments to Articles

Management has decided that Corumel should change its name to reflect the new management’s desire to change the operations of Corumel to a more international scope and to diversify Corumel’s assets and business. Management is currently investigating the possibility of acquiring an interest in other mineral properties. Accordingly, the board of directors of Corumel believes that the name change will result in Corumel having a name that more accurately reflects its business and the focus of its operations.

The amendment to the Articles of Incorporation of Corumel to increase the authorized capital is being made, in part, to provide Corumel with more flexibility and opportunities to conduct equity financings.

b.	Dissenters’ Right of Appraisal.

Neither the Articles and Bylaws of Corumel nor the Nevada Revised Statutes provide for dissenters’ rights of appraisal in connection with the Resolutions.

c.	Voting Securities and Principal Holders Thereof

As of May 3, 2006, there were 89,270,500 outstanding shares of common stock of Corumel, each of which was entitled to one vote for the purpose of approving the Resolutions. Stockholders of record at the close of business on May 3, 2006 (the date of the stockholders’ written consent) were furnished copies of this Information Statement.

Corumel confirms that there are no convertible securities in existence that are convertible into shares of common stock.

(i) Security Ownership of Certain Beneficial Owners (more than 5%)

To the best knowledge of Corumel, the following table sets forth all persons beneficially owning more than 5% of the common stock of Corumel as at May 3, 2006. Unless otherwise indicated, each of the following persons may be deemed to have sole voting and dispositive power with respect to such shares.

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner	(4) Percent of Class [1]
shares of common stock	Chris Roth 29 Sears Road, Nassau New Providence, Bahamas	19,000,000 [2]	21.3%
shares of common stock	Didier Llinas Rue de l’Independance Bangui, Central African Republic	7,000,000	7.8%

[1] Based on 89,270,500 shares of common stock issued and outstanding as of May 3, 2006.
[2] RORO International Ltd. is the indirect owner of these shares, and Chris Roth is the sole officer, director and shareholder of RORO International Ltd.

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(ii) Security Ownership of Management

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner	(4) Percent of Class [1]
shares of common stock	Chris Roth 29 Sears Road, Nassau New Providence, Bahamas	19,000,000 [2]	21.3%
shares of common stock	Didier Llinas BP 1084, Rue de l’Independance Bangui, Central African Republic	7,000,000	7.8%
shares of common stock	Urbain Randall P.O. Box 509 Bangui, Central African Republic	3,000,000	3.3%
shares of common stock	Directors and Executive Officers (as a group)	29,000,000	32.4%

[1] Based on 89,270,500 shares of common stock issued and outstanding as of May 3, 2006.
[2] RORO International Ltd. is the indirect owner of these shares, and Chris Roth is the sole officer, director and shareholder of RORO International Ltd.

(iii) Changes in Control

Corumel is not aware of any arrangement that may result in a change in control of Corumel.

On March 31, 2006, there was a change in control in the voting shares of Corumel. The basis of the change in control was a change in the controlling shareholder.

RCA Resources Corporation acquired a controlling interest by transferring its assets to Corumel pursuant to the terms and conditions of the Asset Purchase Agreement. As consideration for the assets, RCA received 80 million restricted shares of Common Stock, which represents 89.6% of the issued and outstanding shares of Common Stock in the capital of Corumel. RCA is a private corporation incorporated under the laws of Nevada, which is beneficially owned by 1,350 shareholders with no shareholder beneficially owning 5% or more of the issued and outstanding shares in the capital of RCA, with the exception of Chris Roth who beneficially owns 21.3% and Didier Llinas who beneficially owns 7.84% of the issued and outstanding shares in the capital of RCA.

Prior to the acquisition of the assets and issuance of shares as consideration for the assets, as disclosed in Item 1.01 above, no shareholder beneficially owned 5% or more of the issued and outstanding shares of Common Stock.

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d. Directors and Executive Officers

(i) Directors and Executive Officers, Promoters and Control Persons

Each director of Corumel or its subsidiaries holds office until (i) the next annual meeting of the stockholders, (ii) his successor has been elected and qualified, or (iii) the director resigns.

Corumel’s and its subsidiaries’ management teams are listed below as of the date of this Information Statement.

Management Teams
Name of Directors and Officers	Corumel Minerals Corp.	Lobaye Gold SARL	CMC Exploration Corporation
Chris Roth	Director, CEO, President CFO, Treasurer	n/a	Director, President, Secretary
Didier Llinas	Director, Corporate Secretary	Managing Director CEO	n/a
Urbain Randall	n/a	Director	n/a
Dr. Zoran Djuric	VP of Geology and Mining Engineering	n/a	n/a

Chris Roth ● Mr. Roth (52) has been a director and the CEO and president of Corumel since April 1, 2005 and the CFO of Corumel since July 4, 2005. From 2002 to 2004, Mr. Roth was the director of GLOBALOFFICE24 AG. Mr. Roth supervised and was responsible for the 140 employees of GLOBALOFFICE24 AG. GLOBALOFFICE24 AG was a Human Resources development company that provided Consulting and IT services to its clients and operated offices in several countries, including Switzerland, Germany, Bosnia and Poland. Also, since 1991, Mr. Roth has been a management consultant and a leadership-and-management-coach to several Fortune 500 customers, such as General Motors, Dow Chemical, R.J. Reynolds, UBS, Citibank, Haniel Group, and Zürich Versicherung.

Didier Llinas ● Mr. Llinas (52) has been the Corporate Secretary of Corumel since November 11, 2004 and a director of Corumel since January 28, 2005. Since 2004, Mr. Llinas has been a managing director and the CEO of Lobaye Gold SARL, a mineral exploration company operating in the Republic of Central Africa. From 1999 to 2003, Mr. Llinas was a managing director of SECOMA, another mineral exploration company operating in the Republic of Central Africa.

Urbain Randall ● Mr. Randall (47) has been the Director of Lobaye Gold since inception in 2004. From 1999 to 2004, Mr. Randall was the Managing Director of SODICOM-CA, Industrial Development Agency. From 1989 to 1999, Mr. Randall was the managing director of Randall-Diffusion-International in Bangui. Mr. Randall received the award of “Medaille Chevalier dans l’Ordre du Merite Indutriel et Artisanal” on April 27, 1995 and the award of “Medaille Officier dans l’Ordre due Merite Industriel et Artisanal” on April 28, 2000 by presidential decree.

Dr. Zoran Djuric ● Dr. Djuric (42) has been elected as a director of Corumel to be effective on or about June 7, 2006. Mr. Djuric was appointed the VP of Geology and Mining Engineering of Corumel on May 5, 2005. Dr. Djuric has a degree in civil engineering and Doctorate in Geology. Dr. Djuric has 25 years of experience in Africa as a geologist and an expert in gold, diamond, and semi-precious mining operations. From 2001 to 2004, Dr. Djuric wasthe managing director of D.R.E.S. in Madagascar and Zambia. From 2003 - 2006 Dr. Djuric held the position of managing director of I.D.F. in Angola and the Democratic Republic of Congo (DRC).

Dr. Stephen Rietiker● Dr. Rietiker (49) has been elected as a director of Corumel to be effective on or about June 7, 2006. Since 2004, Dr. Rietiker has been the Executive Director of IMI Intelligent Medical Implants AG, a Swiss company that is developing a wireless retinal implant to allow blind persons to regain part of thei vision. From 2003 to 2004, Dr. Rietiker was the CEO and a member of the board of directors of Pendragon Medical Ltd. a Swiss based start-up company that developed a unique device for non-invasive, continuous measurements of blood glucose. From 2001 to 2003, Dr. Rietiker was the president and CEO of Ceterpulse AG (Sulzer Medica AG) with an overall responsibility for the management of the subsidiaries and approximately 4,200 employees. From 1999 to 2001, Dr. Rietiker was the vice-president and general manger in Europe for Covance Central Laboratory Services S.A. with main tasks and responsibilities consisting of management of 450 employees in account management, laboratory operations, customer support services, intellectual technology, sales, finance, production, quality affairs, and legal.

Edward Jack Martin ● Mr. Martin (57) has been elected as a director of Corumel to be effective on or about June 7, 2006. Since 2001, Mr. Martin has been the CEO of Mangez, Inc. in Dallas Texas, a food services company that Mr. Martin founded.

Dr. Darvie Feninson ● Dr. Feninson (46) has been elected as a director of Corumel to be effective on or about June 7, 2006. Since 1986, Dr. Feninson has been the pastor at East Somerset Baptist Church in Somerset, Kentucky. Dr. Feninson has worked as an advisor and negotiator for several international companies.

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(ii) Identify Significant Employees

Corumel currently does not have any significant employees.

(iii) Family Relationships

There are no family relationships among the directors, executive officers or persons nominated or chosen by Corumel to become directors or executive officers.

(iv) Involvement in Certain Legal Proceedings

(1)
No bankruptcy petition has been filed by or against any business of which any director was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

(2)	No director has been convicted in a criminal proceeding and is not subject to a pending criminal proceeding (excluding traffic violations and other minor offences).

(3)
No director has been subject to any order, judgement, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

(4)
No director has been found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated.

(v) Certain Relationships and Related Transactions

(a) Relationships with Insiders

No member of management, executive officer or security holder has had any direct or indirect interest in any transaction to which Corumel or either of its subsidiary was a party to, with the exception of the following:

On March 31, 2006, each of Chris Roth, Didier Llinas, and Urbain Randall acquired an indirect interest in Corumel when Corumel acquired all of the assets of RCA Resources Corporation in consideration of 80 million shares of commons stock issued to RCA Resources Corporation. Each of Mr. Roth, Mr. Llinas, and Mr. Randall are directors and/or officers of Corumel and/or its subsidiaries. Mr. Roth, Mr. Llinas, and Mr. Randall currently own 23.75%, 8.75%, and 3.75% respectively of RCA Resources Corporation, and as a result have an indirect interest of 19 million, 7 million, and 3 million shares of common stock respectively in the capital of Corumel. See Exhibit 10.1 - Asset Purchase Agreement filed as an Exhibit to Corumel’s current report on Form 8-K filed on March 31, 2006 for more information.

(b) Transactions with Promoters

Corumel’s directors are currently the only promoters of Corumel. None of the directors have received anything of value from Corumel or its subsidiaries nor are any of the directors entitled to receive anything of value from Corumel or its subsidiaries for services provided as a promoter of Corumel or its subsidiaries.

(vi) Compliance With Section 16(a) of the Exchange Act

All reports were filed with the SEC on a timely basis and Corumel is not aware of any failures to file a required report during Corumel’s most recent fiscal year ended March 31, 2006.

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(vii)  Committees

Corumel has no nominating committee, compensation committee, or any other committees performing similar functions. Therefore, there have been no committee meetings.

a.	Nominating Committee

Corumel’s board of directors believe that it is appropriate for Corumel not to have a nominating committee because Corumel’s principal shareholders make such nominations and have the ability, voting solely their common shares, to have such nominations approved at an annual or special meeting, or by written consent to action, of Corumel’s stockholders.

As of May 4, 2006, Corumel did not have a written nominating committee charter or similar document.

b.	Audit Committee

Corumel does not have a separately-designated standing audit committee. Rather, Corumel’s entire board of directors perform the required functions of an audit committee. Chris Roth and Didier Llinas are the only members of Corumel’s audit committee. None of the directors meet the independent requirements for an audit committee member. Corumel’s audit committee is responsible for: (1) selection and oversight of Corumel’s independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by Corumel’s employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) funding for the outside auditory and any outside advisors engagement by the audit committee. Corumel has adopted an audit committee charter. See Exhibit 99.2 - Audit Committee Charter filed as an Exhibit to Corumel’s annual report on Form 10-KSB filed on July 14, 2004 for more information.

Corumel’s board of directors does not have an “audit committee financial expert” within the meaning of such phrase under applicable regulations of the Securities and Exchange Commission, serving on its audit committee. Management believes the cost related to retaining a financial expert at this time is prohibitive. Further, because of Corumel’s limited operations, management believes the services of a financial expert are not warranted. The board of directors believes that all members of its audit committee are financially literate and experienced in business matters, and that one or more members of the audit committee are capable of (i) understanding generally accepted accounting principles (“GAAP”) and financial statements, (ii) assessing the general application of GAAP principles in connection with Corumel’s accounting for estimates, accruals and reserves, (iii) analyzing and evaluating GFR’s financial statements, (iv) understanding Corumel’s internal controls and procedures for financial reporting; and (v) understanding audit committee functions, all of which are attributes of an audit committee financial expert. However, the board of directors believes that there is not any audit committee member who has obtained these attributes through the experience specified in the SEC’s definition of “audit committee financial expert”. Further, like many small companies, it is difficult for GFR to attract and retain board members who qualify as “audit committee financial experts” and competition for these individuals is significant. The board believes that its current audit committee is able to fulfill its role under SEC regulations despite not having a designated “audit committee financial expert”.

(viii)  Board of Director Meetings

During the fiscal year ended March 31, 2006, the board of directors held three board meetings, including regularly scheduled meetings and special meetings. The balance of the business of the board of directors was conducted by way of consent resolutions signed by all members of the board of directors. Also, during the fiscal year ended March 31, 2006, the board of directors approved and signed a total of eight consent directors’ resolutions.

(ix)	Security Holder Communications with Board of Directors

Corumel’s board of directors accepts all written communications from security holders. Security holders wishing to communicate with Corumel’s board of directors may send written communications directly to Chris Roth, President, at 575 Madison Avenue, 10th Floor, New York, New York, 10022-2511.

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e. Executive Compensation

Corumel paid no compensation to its named executive officers during its fiscal year ending March 31, 2005. However, Lobaye Gold paid an aggregate $115,200 to its named executive officers during the year ended December 31, 2005.

SUMMARY COMPENSATION TABLE

Long-term compensation
		Annual compensation			Awards	Payouts
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Other annual compen-sation ($) (e)	Restricted stock awards ($) (f)	Securities underlying options/ SARs (#) (g)	LTIP Payouts ($) (h)	All other compen-sation ($) (i)
Chris Roth CEO April 2005 - present CFO July 2005 - present	2003 2004 2005	n/a n/a nil	n/a n/a nil	n/a n/a nil	n/a n/a nil	n/a n/a nil	n/a n/a nil	n/a n/a nil
Didier Llinas CEO of Lobaye Gold SARL Mar 2004 - Dec 2005	2003 2004 2005	n/a 48,000 72,000	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a
Urbain Randall Managing Director of Lobaye Gold SARL Mar 2004 - present	2003 2004 2005	n/a 29,000 43,200	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a
Dr. Edwin Meier CFO April 2004 - July 2005	2003 2004 2005	n/a nil nil	n/a nil nil	n/a nil nil	n/a nil nil	n/a nil nil	n/a nil nil	n/a nil nil
Norman Meier CEO Nov 2004 - April 2005	2003 2004 2005	n/a nil nil	n/a nil nil	n/a nil nil	n/a nil nil	n/a nil nil	n/a nil nil	n/a nil nil
Baron Bernhard von Wüllerstorff-Urbair CEO and President April 2004 - Nov 2004	2003 2004 2005	n/a nil n/a	n/a nil n/a	n/a nil n/a	n/a nil n/a	n/a nil n/a	n/a nil n/a	n/a nil n/a
Bruce P. Young CEO and CFO July 2002 - Mar 2004	2003 2004 2005	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a

Since Corumel’s inception, no stock options, stock appreciation rights, or long-term incentive plans have been granted, exercised or repriced.

Currently, there are no arrangements between Corumel and any of its directors or between any of the subsidiaries and any of its directors whereby such directors are compensated for any services provided as directors.

There are no other employment agreements between Corumel or the subsidiaries and any named executive officer, and there are no employment agreements or other compensating plans or arrangements with regard to any named executive officer which provide for specific compensation in the event of resignation, retirement, other termination of employment or from a change of control of Corumel or from a change in a named executive officer’s responsibilities following a change in control.

f.	Independent Public Accountants.

The majority shareholders ratified the appointment of Russell Bedford Stefanou Mirchandani, LLP, Certified Public Accountants (“Russell Bedford”) as Corumel’s independent auditor. Russell Bedford has been the independent auditor for Corumel since the fiscal year ended March 31, 2005. Russell Bedford has no financial interest, either direct or indirect, in Corumel.

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Effective May 12, 2005, Corumel’s board of directors approved a change in Corumel’s independent auditors. None of the reports of Morgan & Company, Chartered Accountants on the financial statements of Corumel for the previous two fiscal years contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. Although audited statements prepared by Morgan & Company, Chartered Accountants contained a going concern qualification, such financial statements did not contain any adjustments for uncertainties stated therein, nor have there been at any time, disagreements between Corumel and Morgan & Company, Chartered Accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Corumel retained the accounting firm of Russell Bedford Stefanou Mirchandani, LLP, Certified Public Accountants to serve as its independent accountants to audit its financial statements beginning with the year ended March 31, 2005. This engagement became effective May 12, 2005. Prior to its engagement as Corumel’s independent auditors, Russell Bedford Stefanou Mirchandani, LLP, Certified Public Accountants had not been consulted by Corumel either with respect to the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on Corumel’s financial statements or on any other matter that was the subject of any prior disagreement between Corumel and its previous certifying accountants.

The following information represents the aggregate fees billed to Corumel for each of the last two fiscal years for professional services rendered by Corumel’s principal accountant.

(1)   Audit Fees

The aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for Corumel’s audit of annual financial statements and for review of financial statements included in Corumel’s Form 10-QSB’s or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years were:

2006 - $16,100 - Russell Bedford Stefanou Mirchandani, LLP, Certified Public Accountants
2005 - $18,650 - Russell Bedford Stefanou Mirchandani, LLP, Certified Public Accountants

(2)   Audit-Related Fees

The aggregate fees billed in each of the last two fiscal years for assurance and related services by the principal accountants that are reasonably related to the performance of the audit or review of Corumel’s financial statements and are not reported in the preceding paragraph were:

2006 - $0 - Russell Bedford Stefanou Mirchandani, LLP, Certified Public Accountants
2005 - $9,175 - Russell Bedford Stefanou Mirchandani, LLP, Certified Public Accountants

(3)   Tax Fees

The aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning were:

2006 - $0 - Russell Bedford Stefanou Mirchandani, LLP, Certified Public Accountants
2005 - $0 - Russell Bedford Stefanou Mirchandani, LLP, Certified Public Accountants

(4)   All Other Fees

The aggregate fees billed in each of the last two fiscal years for the products and services provided by the principal accountant, other than the services reported in paragraphs (1), (2), and (3) above were:

2006 - $0 - Russell Bedford Stefanou Mirchandani, LLP, Certified Public Accountants
2005 - $0 - Russell Bedford Stefanou Mirchandani, LLP, Certified Public Accountants

(5)  Corumel’s audit committee’s pre-approval policies and procedures described in paragraph (c)(7)(i) of Rule 2-01 of Regulation S-X were that the audit committee pre-approve all accounting related activities prior to the performance of any services by any accountant or auditor.

(6)  The percentage of hours expended on the principal accountant’s engagement to audit Corumel’s financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant’s full time, permanent employees was nil

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g.	Annual Report.

A copy of Corumel’s Annual Report on Form 10-KSB for the fiscal year ended March 31, 2005, which has been filed with the SEC pursuant to the Exchange Act, is being mailed to you along with this Information Statement and is incorporated by reference into this Information Statement, including the financial statements that are part of Corumel’s Annual Report. Corumel’s Annual Report on Form 10-KSB for the fiscal year ended March 31, 2005, and Quarterly Report on Form 10-QSB for the period ended June 30, 2005, and Quarterly Report on Form 10Q-SB for the period ended September 30, 2005, and Quarterly Report on Form 10-QSB for the period ended December 31, 2005 are each incorporated by reference into this Information Statement. Additional copies of this Information Statement and/or the Annual Report, as well as copies of the Quarterly Reports may be obtained without charge upon written request to Chris Roth, Corumel Minerals Corp., 575 Madison Avenue, 10th Floor, New York, New York, 10022-2511, or on the Internet at www.sec.gov from the SEC’s EDGAR database.

Item 2. Statement That Proxies Are Not Solicited.

We are not asking you for a proxy and you are requested not to send us a proxy.

Item 3. Interest of Certain Persons in or Opposition to Matters to Be Acted Upon.

Holders of a majority of Corumel’s outstanding shares of common stock approved the Resolutions on May 4, 2006. At that time and as of the date of this Information Statement, Chris Roth has an indirect beneficial ownership in 19 million shares of common stock in the capital of Corumel; Didier Llinas has an indirect beneficial ownership in 7 million shares of common stock in the capital of Corumel; and Urbain Randall has an indirect beneficial ownership in 3 million shares of common stock in the capital of Corumel.

Management has not received any notice of opposition to the Resolutions.

Item 4. Proposals by Security Holders.

Not applicable as no proposals submitted.

By Order of the Board of Directors

/s/ Chris Roth
Dated: May 5, 2006         Chris Roth - CEO & President

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